                     SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549
                             _____________________

                                   FORM 8-A

               FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                   PURSUANT TO SECTION 12(b) OR 12(g) OF THE
                        SECURITIES EXCHANGE ACT OF 1934
                             _____________________

                                 EARTHWEB INC.
            (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

            DELAWARE                                   13-3899472
   (STATE OR OTHER JURISDICTION                      (I.R.S. EMPLOYER
OF INCORPORATION OR ORGANIZATION)                 IDENTIFICATION NUMBER)

            3 PARK AVENUE                                10016
         NEW YORK, NEW YORK                            (ZIP CODE)
(Address of Principal Executive Offices)

                             _____________________

  If this form relates to the registration of a class of securities pursuant to
Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. [_]

  If this form relates to the registration of a class of securities pursuant to
Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. [X]

  Securities Act registration statement file number to which this form relates:
333-60837.

Securities to be registered pursuant to Section 12(b) of the Exchange Act:  None

Securities to be registered pursuant to Section 12(g) of the Exchange Act:

Common Stock, $0.01 par value per share

(Title of class)
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ITEM 1.  DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.

         A complete description of the Common Stock, $0.01 par value per share, of EarthWeb Inc. (the "Registrant"), which is to be registered hereunder is contained under the caption "Description of Capital Stock" in the Registration Statement on Form S-1 (File No. 333-60837) filed by the Registrant with the Securities and Exchange Commission on August 6, 1998, as amended from time to time. Such description is hereby incorporated by reference.

ITEM 2.  EXHIBITS.

         The following exhibits are filed herewith (or incorporated by reference as indicated below):

                Description
                -----------

         1 Amended and Restated Certificate of Incorporation of the Registrant. Reference is made to Exhibit 3.1 of the Registration Statement on Form S-1 (File No. 333-60837) of the Registrant, as amended.

         2 Bylaws of the Registrant. Reference is made to Exhibit 3.2 to the Registration Statement on Form S-1 (File No. 333-60837) of the Registrant, as amended.

         3 Amended and Restated Shareholders Agreement. Reference is made to Exhibit 4.1 of the Registration Statement on Form S-1 (File No. 333-60837) of the Registrant, as amended.


         4      Specimen Common Stock Certificate. Reference is made to Exhibit
                4.2 to the Registration Statement on Form S-1 (File No. 333-60837) of the Registrant, as amended.

         5 Registration Rights Agreement dated October 25, 1996, by and among the Company and Warburg, Pincus Ventures, L.P. Reference is made to Exhibit 4.3 to the Registration Statement on Form S-1 (File No. 333-60837) of the Registrant, as amended.

         6 1996 Stock Plan, as amended. Reference is made to Exhibit 10.1 to the Registration Statement on Form S-1 (File No. 333-60837) of the Registrant, as amended.

         7 Form of Voting Trust Agreement. Reference is made to Exhibit 9 to the Registration Statement on Form S-1 (File No. 333-60837) of the Registrant, as amended.

                                   SIGNATURE

     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized.


                              EARTHWEB INC.


                              By:  /s/ Jack D. Hidary
                                   ------------------------------------
                                   Name:  Jack D. Hidary
                                   Title: President and Chief Executive Officer (Principal Executive Officer)

Date:  November 2, 1998